SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2004

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-19278                 13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
     of incorporation)

      51 James Way, Eatontown, New Jersey                          07724
    (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code (732) 542-2800

          (Former name or former address, if changed since last report)

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                 Item 5. Other Events and Required FD Disclosure

Osteotech, Inc. announced today that first quarter 2004 revenues increased approximately 6% to $23,777,000 from first quarter 2003 revenues of $22,479,000. Domestic revenues in the first quarter were $20,919,000 as compared to first quarter 2003 revenues of $20,691,000 and international revenues, which increased approximately 60%, were $2,858,000 in the first quarter of 2004 as compared to revenues of $1,788,000 in the first quarter of 2003.

Gross profit margins in the first quarter of 2004 were approximately 41% as compared to gross profit margins of approximately 56% in the same period of 2003. In March, 2004, the Company announced that it would exit the metal spinal implant business. As a result, the Company recorded charges against gross profit in the first quarter of 2004 for the write-off of metal spinal implant inventories and instruments of $1,998,000. Additionally, gross profit margins were negatively impacted by a change in revenue mix to lower margin product categories, including international Grafton(R) DBM, direct distribution of processed tissue and private label DBM revenues, all of which are experiencing growth rates in excess of the overall revenue growth rate of 6%.

The Company incurred a net loss in the first quarter of 2004, of $1,255,000 or $.07 diluted net loss per share, including the $1,998,000 charge related to the exit from the metal spinal implant business and severance costs of $650,000 related to the previously announced reorganization of the sales and marketing functions aggregating, after provision for income taxes, $1,589,000, or $.09 diluted net loss per share. In the first quarter of 2003, the Company reported net income of $1,181,000 or $.07 diluted net income per share.

Revenues in the DBM Segment, consisting primarily of Grafton(R) DBM revenues, increased to $11,433,000 in the first quarter of 2004 from $11,369,000 in the first quarter of 2003. The increase in first quarter 2004 revenues primarily results from a 71% increase in international Grafton(R) DBM revenues and a 273% increase in revenues from the processing of Optium(TM) DBM for LifeNet, which is marketed by DePuy. These increases were mostly offset by a decline of approximately 11% in domestic Grafton(R) DBM revenues.

The DBM Segment operating income in the first quarter of 2004 declined to $1,120,000 from $3,265,000 in the first quarter of 2003 primarily because of a decline in gross profit margins resulting from the shift in revenue towards lower margin products, increased sales and marketing costs primarily associated with the previously announced intention to increase investment in the tissue business, the shift in sales and marketing resources from marketing metal spinal implants to focus on our tissue businesses, and severance costs related to the reorganization of the sales and marketing function.

Base Tissue Segment revenues increased to $10,760,000 in the first quarter of 2004 from $9,953,000 in the first quarter of 2003. This revenue improvement is associated with a 16% increase in revenues from processing of donor tissue for our clients and the direct distribution of traditional tissue by the Company and a 2% increase in bio-implant revenue.

The Base Tissue Segment incurred an operating loss in the first quarter of 2004 of $342,000 as compared to an operating income of $179,000 in last year's first quarter. The first quarter 2004 operating loss results from a decline in gross profit margin due to increased processing costs and the direct distribution of traditional tissue, which has a lower gross profit margin. Additionally, we incurred increased operating expenses related to sales efforts directed towards traditional tissue and bio-implants.

Other Segment revenues, consisting mainly of metal spinal implant products and bovine tissue, increased 37% to $1,584,000 in the first quarter of 2004 from $1,157,000 in the first quarter of 2003. The increase is primarily associated with an acceleration of metal spinal implant sales due to efforts to sell off remaining metal spinal implant inventory as a result of the Company's anticipated exit from that business by the end of the second quarter of 2004.

We incurred operating losses on Other Segment revenues of $2,502,000 in the first quarter of 2004 as compared to operating losses of $1,073,000 in the same quarter of last year. This year's operating losses include a charge of $1,998,000 associated with the exit from the metal spinal implant business.

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Richard W. Bauer, Osteotech's President and Chief Executive Officer, will host a conference call on April 27, 2004 at 9:00 AM Eastern to discuss first quarter results. You are invited to listen to the conference call by dialing (706) 634-5453. The conference will also be simultaneously Web Cast at http://www.osteotech.com. Automated playback will be available from 2:00 PM Eastern, April 27, 2004, through 11:59 PM, May 6, 2004, by dialing (706)
645-9291 and indicating access code 6838823.

Certain statements made throughout this report that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2003) filed with the Securities and Exchange Commission. All information in this report is as of April 27, 2004 and the Company undertakes no duty to update this information

Osteotech, Inc, headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech, this report or the conference call, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.

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Item 12. Results of Operations and Financial Condition.

On April 27, 2004 Osteotech, Inc., issued a press release announcing its first quarter 2004 revenues and net income. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished herewith pursuant to Item 12 of this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2004

                                                 OSTEOTECH, INC.
                                        -----------------------------------
                                                  (Registrant)


                                        By:   /s/ MICHAEL J. JEFFRIES
                                            -------------------------------
                                              Michael J. Jeffries
                                              Executive Vice President,
                                              Chief Financial Officer
                                              (Principal Financial Officer
                                              and Principal Accounting Officer)